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                                  EXHIBIT 10.2

                          AMENDMENT OF OPTION CONTRACT

         This Amendment of Option Contract by and between HealthStar Corp. ("the Company") and ______________ (the "Optionee") is entered as of April 28, 2000.

         WHEREAS, the Company and the Optionee entered into a Stock Option Agreement (the "Agreement") dated December 17, 1999; and

         WHEREAS, the sale of HealthStar, Inc. to Beyond Benefits, Inc. on April 28, 2000 constituted a change in control as defined in Section 12(b)(ii) of the HealthStar Corp. 1998 Stock Option Plan ("the Plan") that would trigger accelerated vesting of all outstanding options granted to the Optionee absent this Amendment; and

         WHEREAS, the Company and the Optionee recognize that the sale of HealthStar, Inc. to Beyond Benefits was not the type of transaction that the parties contemplated would result in accelerated vesting:

         The Company and Optionee hereby agree as follows:

         1. The Optionee hereby irrevocably waives Optionee's right to the accelerated vesting of all outstanding options issued to Optionee under the Agreement that would otherwise have resulted by virtue of such sale. All outstanding options will continue to vest in accordance with the schedule provided in the Agreement.

         2. No other change to or amendment of the Agreement is intended hereby.


HEALTHSTAR CORP.                              OPTIONEE



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